                                                                 EXHIBIT 10.1(l)

                          CENTRAL PARKING CORPORATION

                            DEFERRED STOCK UNIT PLAN

1.   PURPOSE

     The purpose of the Central Parking Corporation (the "Company") Stock Unit Plan (the "Plan") is to provide certain key employees with an opportunity to defer compensation to be earned by them from the Company or any Affiliated Company and to provide them with an incentive to acquire stock in the Company, thereby aligning their interests with the shareholders of the Company.

2.   EFFECTIVE DATE

     The Plan shall be effective as of ______________, 199__.

3.   PLAN ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company consisting of at least two or more Directors who are not employees of the Company, each of whom is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Treasury Regulations (the "Regulations") promulgated thereunder and a "non-employee" director as contemplated by Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any successor provisions. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting compensation eligible for deferral, selecting eligible Participants, establishing all deferral terms and conditions, and adopting modifications, amendments, forms and procedures as may be necessary to comply with provisions of any applicable law or regulation.

4.   ELIGIBILITY

     The Committee shall have the authority to select among the management and highly compensated employees of the Company or any Affiliated Company those employees who shall be eligible to participate in the Plan (the "Participant" or "Participants"). "Affiliated Company" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.   AUTOMATIC DEFERRAL

     Ten percent (10%) of each Participant's annual cash compensation (including base salary, bonuses, any other incentive payments and amounts that otherwise would have been paid in cash but for the deferral provided for in this Plan) shall be credited to such Participant's Stock Unit Account pursuant to the provisions of paragraph 8 hereof (the "Automatic Deferral"). Notwithstanding the foregoing, a Participant may, by the dates specified in paragraph 7(a) hereof, elect to receive in cash, at such time as would normally be payable, any portion or all of the amount that would otherwise be his or her Automatic Deferral, and if such election is to receive the entire amount in cash, such Participant shall not participate in this Plan for the applicable period. To the extent the provisions of this paragraph conflict with the provisions of the Company's existing bonus or incentive plans, such plans are hereby modified.

6.   ELECTIVE DEFERRAL

     A Participant who does not elect to receive any portion of his or her Automatic Deferral in cash pursuant to paragraph 5 may elect, pursuant to the provisions of paragraph 7, to defer additional amounts of cash compensation (such amounts, the "Elective Deferral"), provided, that no more than fifty percent (50%) of the Participant's total cash compensation (as described in paragraph 5) for any one year may be deferred under the Plan (whether as Automatic or Elective Deferrals). The amount of such Participant's Elective Deferral shall be credited to his or her Stock Unit Account pursuant to the provisions of paragraph 8 hereof.

7.   ELECTIONS TO DEFER

     (a) For the fiscal year 1997, a Participant may make an election on or before the date that is thirty (30) days after the Plan is adopted by the Board of Directors to receive in cash all or any portion of his or her Automatic Deferral for services to be performed subsequent to such election. For each fiscal year after fiscal year 1997, a Participant may make an election by September 30 of the preceding fiscal year to receive all or any portion of his or her Automatic Deferral in cash.

     (b) For the fiscal year 1997, a Participant who does not elect to receive any portion of his or her Automatic Deferral in cash pursuant to paragraph (a) above may make an election on or before the date that is thirty (30) days after the Plan is adopted by the Board of Directors to defer up to forty percent (40%) of his or her cash compensation as provided in paragraph 6 for services to be performed subsequent to such election.

     (c) For each fiscal year after fiscal 1997, a Participant who does not elect to receive any portion of his or her Automatic Deferral in cash pursuant to paragraph (a) above may make an election on or before September 30 of the preceding fiscal year to defer up to forty percent (40%) of his or her cash compensation as provided in paragraph 6.

     (d) The period of deferral shall be for such number of years as the Participant shall elect or until the occurrence of an event specified in paragraph 10(a); provided, however, that the period of deferral for Elective Deferrals must be at least four (4) years. All elections shall be irrevocable. The period of time between the first crediting to the Participant's Stock Unit Account and the final payment hereunder shall be known as the "Deferral Period."

8.   ESTABLISHMENT OF STOCK UNIT ACCOUNT

     (a) The Company shall establish an account (a "Stock Unit Account") for each Participant, which Stock Unit Account shall be credited with such Participant's Automatic Deferral and Elective Deferral. Deferred amounts shall be maintained as stock units ("Stock Unit"). Each Stock Unit shall entitle the Participant to receive one (1) share of common stock, par value $.01, of the Company ("Share" or "Shares") in accordance with paragraph 10(c) below. The balance of each account shall be expressed in the number of Stock Units credited to such account.

     (b) Automatic Deferrals shall be credited to the Participant's Stock Unit Account as of the date on which the last cash compensation payment would have been paid to the Participant absent the Automatic Deferral. Automatic Deferrals will be converted to Stock Units by dividing the Automatic Deferral by the Fair Market Value (as defined below) of a Share of the Company's common stock as of such date.

     (c) Elective Deferrals shall be credited to the Participant's Stock Unit Account as of the date on which the last cash compensation payment would have been paid to the Participant absent the Elective Deferral. Elective Deferrals will be converted to Stock Units by dividing the Elective Deferral by the Fair Market Value of a Share as of such date, and multiplying the quotient obtained thereby by 1.25.

     (d)  All conversions into Stock Units will be calculated to two decimals.

     (e) Each Participant shall be paid a cash bonus per Stock Unit (excluding unvested Premium Units described below) equal in amount to any cash dividends declared by the Company and payable on Shares. Each Stock Unit Account shall be credited with Stock Units on a per Stock Unit basis (excluding unvested Premium Units as defined below) equal in number to stock dividends declared by the Company on its Shares. Such amounts shall be so credited or paid at such time as such cash or stock dividends are paid by the Company to its shareholders.

9.   PREMIUM UNITS

     The Stock Units credited to the Participant's Stock Unit Account resulting from the application of the .25 multiplier in paragraph 8(c) (the "Premium Units") are subject to a vesting schedule over four (4) years, such that the Participant shall vest in twenty-five percent (25%) of such Premium Units on the annual anniversary of the crediting of such Premium Units to the Participant's Stock Unit Account in each of the four years following the year of their initial crediting. Upon the death or disability (as defined by then-current Company policy) of a Participant, or upon a Change in Control (as defined below), the Participant shall immediately vest in any and all unvested Premium Units. Further vesting shall cease following a change in control or in the event a Participant's employment with the Company is terminated for any reason other than death or disability. Shares issued to a Participant in satisfaction of such Participant's Premium Units shall be forfeited and returned to the Company in the event a Participant's employment with the Company is terminated and, within twelve (12) months thereafter he or she becomes employed by or a director or consultant of, invests in (other than nominal investments in publicly traded companies), or otherwise assists, a person who competes with the Company and provides parking services within a fifty-mile radius of any location at which the Company provides parking services. In the event a Participant violates such noncompete provisions and fails to deliver the Shares representing his or her Premium Units to the Company, the Company may, without liability to the Participant or any third party, cancel such Shares on the stock records of the Company.

10.     PAYMENT OF DEFERRED COMPENSATION ACCOUNT

     (a) Except as otherwise provided in Section 9 and subsections (d), (e) and (f) below, the Participant's Stock Unit Account shall be paid or commence to be paid to the Participant, as soon as practicable, after the earliest to occur of the following:

         (i)     the Participant's death;

         (ii) the Participant's retirement pursuant to the terms of the then current retirement policy of the Company;

         (iii) the Participant's termination from employment with the Company and all Affiliated Companies for any reason other than death or retirement;

         (iv) the commencement date selected by the Participant at the time of the election to defer such amount; or

         (v)     a Change in Control of the Company.

     (b) The Participant may elect to receive payment of the Stock Unit Account either (i) in a lump sum, or (ii) in such number (not to exceed 10) of approximately equal semi-annual installments and the Participant shall elect. Such election shall be made at the time of the initial election to defer such amount, or such later time as may be permitted by the Committee without such election resulting, at the time it is made, in constructive receipt for federal income tax purposes of the amount subject to the election. In the absence of an election by the Participant, the Committee shall determine the manner and number of payments.

     (c) Amounts credited to the Participant's Stock Unit Account shall be paid in Shares on a one (1) Stock Unit for one (1) Share basis, except that fractional Shares shall be paid in cash. The

Company shall reserve 250,000 Shares for issuance to Participants hereunder. Shares shall be paid from the available Shares reserved hereunder, under the Company's 1995 Restricted Stock Plan, 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel, or any other shareholder-approved stock plan maintained by the Company, or open market purchases, as determined by the Committee. In the absence of Shares available for issuance hereunder, the Committee may unilaterally decide the form of payment or delay the timing of payment in consideration of Securities and Exchange Commission and other regulatory implications.

     (d) The Committee shall have the unilateral right to delay the timing of any payment under the Plan in the event such payment would not be tax deductible by the Company as a result of the application of Code Section 162(m), or any successor section. In the event of such delay in payment, payment shall be made at the first time when such payment would be tax deductible by the Company, but no later than three years following the Participant's termination of employment with the Company.

     (e) Anything contained in this Section to the contrary notwithstanding, in the event a Participant, or after the Participant's death, such Participant's beneficiary designated in accordance with Section 13, incurs an "Unforeseeable Emergency," which shall be an unanticipated emergency that is caused by an event beyond the control of the Participant or, if applicable, the Participant's beneficiary, and that would result in severe financial hardship to the individual if early withdrawal of the Participant's Stock Unit Account is not permitted, the Committee, in its sole discretion and upon written application of such Participant or beneficiary, may direct immediate payment of all or a portion of the then current value of such Participant's Stock Unit Account; provided that such payment shall in no event exceed the amount necessary to alleviate such financial hardship. The Committee may attach conditions to such payments, including conditions prohibiting a Participant from making further deferrals under the Plan for certain periods.

     (f) In the event a Participant's employment with the Company and all Affiliated Companies ends by reason of a Good Cause Event (or for a reason which becomes a Good Cause Event as defined in subsection (h) below) which the Committee determines involves, or may involve, a loss to the Company or an Affiliated Company, notwithstanding any provision of this Plan to the contrary, no payment shall be made under this Plan until the fact and the amount, if any, of such loss have been determined to the satisfaction of the Committee, and then payments shall be made hereunder only to the extent that the amounts payable exceed the amount, if any, of the loss to the Company and all Affiliated Companies which has not been restored by the Participant from other sources. Pending the determination by the Committee of the fact and the amount, if any, of any such loss, the Company and all Affiliated Companies shall have a lien upon any amounts due to the Participant under this Plan.

     (g)  A "Change in Control" shall be deemed to have occurred if:

          (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliated Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or a successor rule, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty-day period referred to in such rule), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

     (ii) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or
(iii) of this subsection (g)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were Company directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (either alone or in combination with new or additional voting securities held by management of the Company and its Subsidiaries and by any trustee or other fiduciary holding securities under an employee benefit plan of the Company and its Subsidiaries) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     (h) The term "Good Cause Event" shall mean habitual drug use or drunkenness, embezzlement of Company funds, conduct which is injurious to the Company, or conviction of a felony, all as determined in good faith by the Committee.

11.  PARTICIPANT REPORTS

     The Committee shall periodically make or cause to be made appropriate reports to the Participant concerning the status of such Participant's Stock Unit Account.

12.  TRANSFERABILITY OF INTEREST

     The rights to receive a payment under this Plan is not assignable or transferable and shall not be subject to any encumbrances, liens, pledges or charges of the Participant or to claims of such

Participant's creditors. Any attempt to assign, transfer, hypothecate or attach any rights with respect to or derived from any payment shall be null and void and of no force and effect whatsoever.

13.  DESIGNATION OF BENEFICIARIES

     A Participant may designate in writing a beneficiary or beneficiaries to receive any distribution under the Plan which is made after the Participant's death, provided, however, that if at the time any such distribution is due, there is no designation of a beneficiary in force or if any person (other than a trustee or trustees) as to whom a beneficiary designation was in force at the time of the Participant's death shall have died before the payment became due and the Participant has failed to provide in such beneficiary designation for any person or persons to take in lieu of such deceased person, the person or persons entitled to receive such distribution (or part thereof, as the case may be) shall be the Participant's executor or administrator.

14.  AMENDMENT, SUSPENSION AND TERMINATION

     Except as otherwise provided in Section 3, the Plan may be amended only by a majority of the non-employee Directors as they deem necessary or appropriate to better achieve the purpose of the Plan.

15.  FAIR MARKET VALUE

     Fair Market Value of a Share for all purposes under the Plan shall mean the closing price of a Share as reported on the New York Stock Exchange Composite Tape and published in THE WALL STREET JOURNAL or similar readily available public source for the date in question. If no sales of Shares were made on such date, the closing price of a Share as reported for the next preceding day on which sales of Shares were made shall be used.

16.  ADJUSTMENTS AND REORGANIZATIONS

     In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting Shares or the price of Shares, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to each Stock Unit held in Stock Unit Accounts. The adjustment described in the preceding sentence shall be calculated to two decimal places.

17.  TAX WITHHOLDING

     The Company shall deduct from any payment made to the Participant under the Plan or otherwise, including the delivery of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit Shares to be used to satisfy required tax withholding and such Shares shall be valued at the Fair Market Value as of the date on which payment is made from which the withholding requirement is being satisfied.

18.  UNFUNDED PLAN

     During the Deferral Period, all Stock Unit Accounts shall be considered as general assets of the Company for use as it deems necessary or appropriate, and will be subject to the claims of the Company's creditors.

     The Plan shall be unfunded, shall not create (or be construed to create) a trust or a separate fund or funds, and constitutes a mere promise by the Company to make benefit payments in the future. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person, including a Participant, holds any rights under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

19.  OTHER EMPLOYEE BENEFITS

     Any compensation deferred and any benefits paid under this Plan shall not be included in creditable compensation in computing benefits under any other employee benefit plans of the Company, except to the extent expressly provided for thereunder.

20.  NO RIGHT TO EMPLOYMENT

     Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company or any Affiliated Company.

21.  CLAIMS FOR BENEFITS

     A Participant or beneficiary may claim any benefits to which he or she is entitled under this Plan by a written notice to the Committee. If a claim is denied, it must be denied within a reasonable period of time, and be contained in a written notice stating the following:

     (a)     The specific reason for the denial.

     (b) Specific reference to the Plan provision on which the denial is based.

     (c) Description of additional information necessary for the claimant to present the claim, if any, and an explanation of why such material is necessary.

     (d)     An explanation of the Plan's claims review procedure.

     The claimant will have sixty (60) days to request a review of the denial by the Committee, which will provide a full and fair review. The request for review must be in writing delivered to the Committee. The claimant may review pertinent documents, and he or she may submit issues and comments in writing. The decision by the Committee with respect to the review must be given within sixty (60) days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond one hundred and twenty (120) days after receipt of the request for review. The decision shall be written in a manner calculated to be understood by the claimant, and it shall include specific reasons and refer to specific Plan provisions as to its effect.

22.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

23.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

24.  RIGHT AS A SHAREHOLDER

     A Participant shall have no voting or other rights as a shareholder with regard to Stock Units in his or her Stock Unit Account until such time as Shares are distributed to the Participant.

25.  FORMS

     Elections, beneficiary designations, and claims permitted under the Plan shall be submitted on forms approved and provided by the Committee.

26.  SECURITIES LAW COMPLIANCE

     Notwithstanding anything else herein to the contrary, the Company shall not be obligated to make any distribution of Shares hereunder unless such distribution shall comply with applicable securities laws.

                                        CENTRAL PARKING CORPORATION

                                        By:      Monroe Carell, Jr.
                                           ----------------------------

                                        Title:       Chairman
                                              -------------------------